        Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors
and Stockholders of Stratus Properties Inc.

We consent to the incorporation by reference in this Registration Statement on the Form S-8 of our report dated March 31, 2022 relating to the consolidated financial statements included in the December 31, 2021 annual report on Form 10-K of Stratus Properties Inc., incorporated by reference herein.

/s/ BKM Sowan Horan, LLP
Austin, Texas
May 16, 2022